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[Email from Vicki O’Meara, Executive Vice President, General Counsel and Corporate Secretary]

April 28, 2003

To:	All Ryder U.S. Employees

From:	Vicki O’Meara

Subject:	Important Message to Employee Shareholders – VOTE YOUR RYDER SHARES!

Ryder’s 2003 annual shareholders meeting will be this Friday, May 2. At this meeting, our shareholders – including many of you – will vote on important company business. Last year, only 13 percent of employee plan shares voted in the election.

Although it is always good to vote, your votes are especially important this year. One of the items on which you need to vote is the election of directors. Five of our directors are standing for election, including Greg Swienton. Unlike any other year in our company’s history, and due to a unique set of circumstances, the vote for directors this year will be close. We need a 50 percent “for” vote of all outstanding shareholders for Greg and the other directors. With the election ending this week, we may be far from this goal. In other words, there is a chance that our directors will not win election.

At a time when the positive results of our hard work toward transforming our company are finally starting to come in, it would be very troublesome for us to have this negative outcome of the shareholder election. It would cause us substantial distraction and could do damage to company value.

Ironically, the reason the vote is so close this year actually has nothing to do with Greg or the other directors who are standing for election. In fact, they are running unopposed. The problem is that one shareholder advisory group has recommended a “withhold” vote because they did not feel that the changes the company made to our shareholders rights plan went far enough. The shareholder rights plan is a separate item on the election ballot. Unfortunately, some of our institutional shareholders may follow the “withhold” vote of this advisory group.

If you have not yet voted your shares, we ask that you please take immediate steps to vote. In particular, we ask that you vote “for” the directors. At this point, every vote counts. As Greg has said to all of our shareholders, we are open to considering all points of view on all issues in charting the best course for our company. We strongly believe, however, that it is inappropriate and potentially dangerous for one group to try to hold our board hostage over one issue upon which they and the company have partially disagreed. If you have not yet voted, please follow the telephone or Internet voting instructions on your proxy card so that your vote registers in time. If you no longer have your proxy card or your voter control number, then call or e-mail Rich Siegel in the Ryder Law Department at (305) 500-3411, rsiegel@ryder.com, to get your voter control number and voting instructions. You must vote by 2 p.m. EDT, Wednesday, April 30, in order for your vote to count. Thank you for your attention to this important matter.